UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On June 12, 2020, Sorrento Therapeutics, Inc. (the “Company”) paid off all obligations owing under, and terminated, the Term Loan Agreement, dated as of November 7, 2018, by and among the Company, certain of the Company’s domestic subsidiaries (the “Guarantors”), certain funds affiliated with Oaktree Capital Management, L.P. (“Oaktree” and such funds, the “Lenders”) and Oaktree Fund Administration, LLC, as administrative and collateral agent (the “Agent”) (such Term Loan Agreement, as amended, the “Terminated Loan Agreement”). Pursuant to the Terminated Loan Agreement, the Lenders previously provided a senior secured first lien term loan facility to the Company, consisting of an initial term loan of $100.0 million on November 7, 2018 and an additional term loan of $20.0 million on May 3, 2019 (collectively, the “Term Loans”). The Terminated Loan Agreement was secured by substantially all of the Company’s and the Guarantors’ assets, and a pledge of 100% of the equity interests in the Guarantors and other entities that each of the Company and the Guarantors holds (subject to certain limitations and exceptions). The security interests and liens granted in connection with the Terminated Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Pursuant to the Terminated Loan Agreement, upon the prepayment of the amounts outstanding under the Terminated Loan Agreement, the Company paid a prepayment fee in an amount equal to 5% of the principal amount of the Term Loans prepaid, plus an exit fee in an amount equal to 1.25% of the principal amount of the Term Loans prepaid.

In connection with the Terminated Loan Agreement, the Company issued certain warrants to purchase (1) an aggregate of 6,288,985 shares of the Company’s common stock on November 7, 2018, (2) an aggregate of 1,333,304 shares of the Company’s common stock on May 3, 2019, and (3) an aggregate of 2,000,000 shares of the Company’s common stock on December 6, 2019 (collectively, the “Warrants”). The Company and the Lenders are also party to that certain Registration Rights Agreement, dated as of November 7, 2018, as amended by that certain Amendment No. 1 to the Registration Rights Agreement, dated as of May 3, 2019, by and among the Company and the persons party thereto, as amended by that certain Amendment No. 2 to the Registration Rights Agreement, dated as of December 9, 2019, by and among the Company and the persons party thereto, pursuant to which the Company agreed to file one or more registration statements with the Securities and Exchange Commission for the purpose of registering for resale the shares issuable upon exercise of the Warrants.

Certain entities affiliated with Oaktree also purchased $80.0 million aggregate principal amount of the senior secured notes due 2026 (the “Scilex Notes”) issued and sold by Scilex Pharmaceuticals Inc. (“Scilex Pharma”), a majority owned subsidiary of the Company, on September 7, 2018 (the “Offering”). In connection with the Offering, Scilex Pharma also entered into an indenture governing the Scilex Notes with U.S. Bank National Association, as trustee and collateral agent, and the Company (the “Indenture”), and, pursuant to the Indenture, the Company agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in the first and second paragraphs under Item 1.02 regarding the repayment of the Term Loans, the Terminated Loan Agreement and the prepayment fee and exit fee paid by the Company is hereby incorporated by reference in its entirety into this Item 2.04.

Item 7.01. Regulation FD Disclosure.

On June 12, 2020, the Company issued a press release announcing the termination of the Terminated Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 furnished as part of Item 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release, dated June 12, 2020.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: June 12, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer